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                                                                       EXHIBIT 1


                                JOINT FILING AGREEMENT


          In accordance with Rule 13d-1(k)(1) under the Securities Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a
Schedule 13D (including amendments thereto) with respect to the Common Stock of Norland Medical Systems, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 8th day of January, 1999.


                                   NORLAND MEDICAL SYSTEMS B.V.



                                   By: /s/ Reynald G. Bonmati
                                      -----------------------------------
                                           Reynald G. Bonmati
                                           Managing Director


                                   NORLAND PARTNERS, L.P.
                                   By:  Novatech Management Corporation
                                          General Partner



                                   By: /s/ Reynald G. Bonmati
                                      -----------------------------------
                                           Reynald G. Bonmati
                                           President


                                   NOVATECH MANAGEMENT CORPORATION


                                   By: /s/ Reynald G. Bonmati
                                      -----------------------------------
                                           Reynald G. Bonmati
                                           President